EXHIBIT 10.2

                         U.S. GROWERS COLD STORAGE, INC.
              3141 EAST 44th STREET - LOS ANGELES, CALIFORNIA 90058
                   TELEPHONE (323) 583-3163 - FAX(323)583-2542



Mr. Jim Rudis, President                                           June 24, 2002
Overhill Farms, Inc.
2727 E. Vernon Ave
Vernon, CA 90058

Dear Jim,

As mentioned in our recent telephone conversation, U.S. Growers Cold Storage, Inc., is most pleased to continue to lease to Overhill Farms, Inc., a portion of our Area 4 facility. At present, Overhill and U.S. Growers have several agreements running concurrently: a basic plant lease, a refrigeration agreement, and various dry storage leases. In an attempt to simplify things, we will put them altogether under one agreement and use the address of 3055 E. 44th Street, Los Angeles, CA 90058.

Because we value your business and the long-term relationship that has existed between both of our companies, we are proposing the following:

         RENT
         ----

         Effective August 1, 2002 through July 31, 2003 all space presently occupied by you including the refrigeration equipment in same (See exhibit A), shall be at the monthly rental of $40,000.00 per month. Effective August 1, 2003 and August 1, 2004, the rent will be calculated as follows:

         (1) On August 1, 2003 and on August 1, 2004 the monthly rent shall be $40,000.00 adjusted by the increase, if any, from August 1, 2002 in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles-Long Beach-Anaheim California (1967=100), "All Items", herein referred to as C.P.I.

         (2) Such rent shall be calculated by multiplying $40,000.00 by a fraction, the numerator of which shall be the C.P.I. of July 2003, and each July thereafter, and the denominator of which shall be the C.P.I. for July 2002.

         (3) Pending receipt of the required C.P.I. and determination of the actual adjustment, Lessee shall pay an estimated adjusted rental, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the nest installment of rent due, and any underpayment shall be immediately due and payable by Lessee. Lessor's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in the Lease of this addendum.


           OVER TWELVE MILLION CUBIC FEET OF REFRIGERATED FACILITIES

U.S. GROWERS COLD STORAGE

         (4) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

OPTION TO EXTEND
----------------

         Provided that Tenant is not then in default, Tenant is hereby granted an option to extend this Lease for an additional five years upon giving written notice of its exercise of said option at least six (6) months before the expiration of the original term. The terms and conditions for said renewal period shall be on the same terms and conditions as for the original lease term including annual C.P.I. adjustment.

All terms and conditions other than rent (insurance, taxes, repairs, alterations lien, utilities, etc.) shall be per the original lease dated December 2, 1983 (copy attached).

Again, we value your business and look forward with pleasure to serving your future needs.

Please acknowledge on the space provided below.



/s/ Angelo Antoci
--------------------------------                  ------------------------------
Angelo Antoci, President 6/25/02                  Jim Rudis, President
U.S. Growers Cold Storage, Inc.                   Overhill Farms, Inc.

U.S. GROWERS COLD STORAGE


All terms and conditions other than rent (insurance, taxes, repairs, alterations lien, utilities, etc.) shall be per the original lease dated December 2, 1983 (copy attached).

Again, we value your business and look forward with pleasure to serving your future needs.

Please acknowledge on the space provided below.


/s/ Angelo Antoci                            /s/ Andy Horvath
---------------------------------            -----------------------------------
Angelo Antoci, President 6/25/02             Andy Horvath, CFO 6/28/02
U.S. Growers Cold Storage, Inc.              Overhill Farms, Inc.

                                    EXHIBIT A



                                    [DRAWING]

                                    L E A S E
                                    ---------


         THIS LEASE is executed at Los Angeles, California this 2nd day of December, 1983 by EASTCASE COMPANY, a California Limited Partnership, as "Landlord" and OVERHILL FOODS CORP., a California corporation, as "Tenant."

         1. PREMISES

             Landlord hereby leases to Tenant and Tenant hires from Landlord that portion of the real property located at 3055 East 44th Street, City of Vernon, County of Los Angeles, State of California, as depicted on the plot plan thereof, initialed by the parties hereto, attached hereto marked "Exhibit A" and made a part hereof, consisting of the areas marked (i) processing rooms, holding cooler, holding freezer and offices; (ii) dry storage area; and (iii) tenant parking, all of which are hereinafter called "premises." Additional dry storage may hereafter be included in this Lease by means of a written amendment to this Lease.

         2. TERM

             a. Initial Term.

                 The term of the Lease shall be for a period of five years commencing on the 1st day of August 1984 and ending at midnight on the 31st day of July, 1989.

             b. Option to Extend.

                 Provided that Tenant is not then in default, Tenant is hereby granted an option to extend this Lease for an additional five years upon giving written notice of its exercise of said option at least six (6) months before the expiration of the original lease term. The terms and conditions for said renewal period shall be on the same terms and conditions as for the original lease term, except that the rent payable under paragraph 4(b) of this Lease shall be increased by the sum of $1,000.00 per month during the renewal period.

         3. PURPOSE

             Tenant may use the premises for any lawful purpose, except that the premises may not be used as a public cold-storage warehouse.

         4. RENT

             Tenant agrees to pay to Landlord, without deduction or offset, in lawful money of the United States of America, at 3231 East 44th Street, Los Angeles, California 90058, or to such other person or at such other place as Landlord may from time to time designate in writing, the following amounts per month, on or before the first day of each calendar month of the term hereof, namely:

             (a) During the first one year of the term of the lease, the sum of $4,720 per month for all of the premises, excluding the dry-storage area, plus 20(cent) per square foot for the dry-storage area.

             (b) For the balance of the lease term, the sum of $6,720 per month for all of the premises, excluding the dry storage area, plus 20(cent) per square foot for the dry-storage area.

         5. USE OF PREMISES

             No use shall be made or permitted of the premises nor any acts done which shall violate, cause a cancellation, or increase the premium rates of any insurance policy held for the benefit of Landlord pursuant to any provisions of this Lease, unless in the case of a rate increase arising from such use, Tenant pays the cost thereof. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, as evidenced by a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of the Tenant on the premises as permitted in this Lease, Tenant shall pay to Landlord within 20 days before the date Landlord is obligated to pay the premium on the insurance, a sum equal to the difference between the original premium and the increased premium.

         6. REPAIRS

             a. Landlord's Repairs.

                 Landlord shall keep in good condition and repair the foundations, the exterior and structural walls, the downspouts, gutters, and roof (excluding interior ceilings), the buried plumbing and wiring now installed, all plumbing, electrical, water and other utility lines located outside the premises that service the premises, and the structural floors (excluding floor covering) and other structural components of the buildings on the premises.

            b. Tenant's Repairs.

                 Tenant shall keep the remainder of the premises, including the interior and glazing, in good condition and repair, except for wear and tear in the usual operation of Tenant's business, action of the elements, and such repairs as Landlord is required to make hereunder. Tenant shall also maintain the lighting, paving and cleaning of the parking area, so long as Tenant retains the use thereof. Tenant hereby waives all rights to make repairs at the expense of Landlord, as provided by any law, statute or ordinance now or hereafter in effect.

         7. ALTERATIONS

             With the written consent of Landlord, which consent will not unreasonably be withheld, Tenant may at its sole expense make any alterations or improvements to the premises which do not change the structure or diminish the value thereof. No structural alterations shall be made without Landlord's prior written consent. All such changes, alterations, additions and improvements shall become the property of Landlord and remain upon, and be surrendered with the premises upon the termination of this Lease, unless Landlord includes in his written consent to such change, alteration or addition its election to require Tenant at the expiration of the term of this Lease to remove any such alteration, in which event Tenant shall, at the expiration of the Lease, at its sole cost and expense, remove such alteration and repair any damage to the premises occasioned thereby and restore the premises to the condition that existed prior to such alteration.

         8. CONSTRUCTION REQUIRED BY LAW

             If any change, alteration or addition is required by any law or regulation of any governmental authority having jurisdiction over the premises, the responsibility therefor shall be as follows:

             a. The cost of the change, alteration or addition shall be borne solely by Tenant if it is required because of the particular use to which the premises were put by Tenant, unless Tenant elects to cease using the premises and to cancel this Lease by delivery to Landlord of written notice to that effect within 30 days after receipt of written notice of the governmental requirement.

             b. The cost of any change, alteration or addition shall be borne solely by Landlord if it was required because of the nature of structure of the premises, without regard to the particular use to which the premises were put by Tenant, unless Landlord elects to cancel this Lease by delivery to Tenant of written notice to that effect within 30 days after receipt of written notice of the governmental requirement. However, such cancellation shall not be effective if, within 10 days after Tenant receives Landlord's notice thereof, Tenant notifies Landlord that Tenant shall forthwith make such change, alteration, or addition at Tenant's sole expense and proceeds with due diligence to do so.

         9. LIENS

             Tenant shall at all times indemnify Landlord against, and keep the premises free from, any claims, liens, demands, charges, encumbrances and litigation arising out of any use or activity of Tenant or out of any work performed, material furnished or obligations incurred by Tenant in connection with the premises.

         10. UTILITIES

             Tenant shall pay before delinquency all charges for water, gas, heat, air cooling, electricity, power, telephone and other utility services used on the premises during the lease term.

         11. TAXES

             Additionally, Tenant agrees to pay, or cause to be paid, when due all taxes levied upon its personal property of any and every nature, located in, on, or about the Premises. In the event any such property is included in any assessment levied against Landlord, whether for real or personal property taxes, Tenant agrees to pay or cause to be paid to Landlord the amount of such taxes attributable to Tenant's property within five (5) business days after Landlord furnishes a written demand therefor, a copy of the tax bill and evidence of payment, which demand shall set forth the method used by Landlord in allocating such taxes. Tenant shall in addition to all other sums agreed to be paid within five (5) days after receipt of Landlord's written demand therefor, the amount of all real property and personal property taxes assessed (on a pro rata basis) against the premises in excess of those so assessed for the tax year running from July 1, 1983, through June 30, 1984. For this purpose, the refrigeration equipment presently located on the Premises which Tenant is concurrently leasing from U.S. Growers Cold Storage, Inc. shall be excluded, whether separately assessed or not, as part of said total real property and personal property assessments for the premises, and the total real property and personal property tax assessment for the property of which the premises form a part, shall be prorated in the proportions (a) which the cubic footage of the building portion of the premises bear to the total cubic footage of the building, and (b) the square footage of the land portion of the premises compared to the total square footage of the area of all of the real property of which the premises are a part. Improvement bonds and assessments, general or special, which may be levied or assessed shall be deemed to be real property taxes for the purpose of this Paragraph, provided, however, that if any such bonds or assessments may by law be paid in installments over a period of years, Tenant shall have the right to pay its prorated portion thereof to Landlord in similar installments, and only to be liable for those of the installments falling due before the termination of this Lease. The payment of the increases of such taxes shall be deemed to become an obligation of Tenant, commencing with August 1, 1984, and such obligation shall be retroactive to that date, although the actual determination of the increase, if any, cannot be made until issuance of the Tax Bills, normally in the following November. Notwithstanding any other provision hereof, Tenant shall have no obligation to pay increases in taxes resulting from "a change in ownership" under the provisions of California law. Any increases in taxes payable by Tenant shall be equitably prorated for those portions of the county tax year which fall within the term of this Lease.

         12. REFRIGERATION EQUIPMENT.

             Landlord shall have no obligation, responsibility or liability for the installation of any refrigeration or utilities required by Tenant for use in its business operations, and all such equipment shall be paid for and installed by Tenant at its cost and expense, and such installation shall be done in accordance with applicable laws, rules, regulations, and ordinances now existing or hereafter in force, of any and all governmental and regulatory bodies having jurisdiction relating thereto. Landlord shall not have any responsibility or obligation for furnishing the refrigeration equipment for the freezing and cold storage of Tenant's products in the premises. Concurrently herewith, Tenant is entering into an agreement with U. S. Growers Cold Storage, Inc., a California corporation, for the leasing of certain refrigeration equipment. Landlord recognizes the validity of said agreement, acknowledges that U. S. Growers Cold Storage, Inc. has fee title to said refrigeration equipment, and warrants it will make no claims for rent arising out of the leasing of said equipment to Tenant by U. S. Growers Cold Storage, Inc.

         13. INSURANCE

             a. Tenant shall during the lease term at its sole expense maintain in full force a policy or policies of comprehensive public liability insurance issued by one or more insurance carriers licensed to do business in the state in which the premises are located, insuring against liability for injury to or death of persons and loss of or damage to property occurring in and on the premises. Said liability insurance should be in an amount not less than $1,000,000 for any one injury to any person or property, and $3,000,000 per occurrence (whether the damage be to person or to property).

             b. Landlord shall during the lease term at its sole expense maintain in full force a policy or policies of standard form fire insurance with standard extended coverage endorsement issued by one or more insurance carriers licensed to do business in the state in which the premises are located covering the buildings and improvements on the premises to the extent of not less than their full replacement value.

             c. All policies of insurance required to be maintained by either party pursuant to this paragraph 13 shall expressly include, as named or additionally named assured or assureds, the other party and any other person, firm or corporation designated by the other party and having an insurable interest thereunder, as their respective interests may appear.

             d. Each party (called for convenience "insured") hereby waives its entire right of recovery against the other party with respect to any loss or damage to the insured's property caused or occasioned by any peril (including negligent acts) covered by any policy or policies of fire and extended coverage insurance carried by the insured.

             e. A certificate issued by the insurance carrier or carriers for each policy of insurance required to be maintained by Tenant shall be delivered to Landlord within 10 days after the commencement date hereof, and thereafter, as to policy renewals, before the expiration of the term of such policy. Each said certificate of insurance shall contain an endorsement or provisions requiring not less than 10 days' written notice to Landlord prior to cancellation or reduction of coverage or amount of the particular policy in question.

             f. Tenant may comply with its insurance obligations hereunder by endorsement to any blanket policy of insurance carried by Tenant; provided that the foregoing insurance requirements are met.

         14. DAMAGE BY CASUALTY

             If the premises or the building of which the premises are a part are damaged or destroyed by an event required to be covered by the insurance to be carried by Landlord under the provisions of paragraph 13, then Landlord shall, at Landlord's sole cost, repair, restore, replace and rebuild the premises, but not Tenant's fixtures or equipment, to substantially the condition in which the same were immediately prior to such damage or destruction, and the Landlord shall diligently prosecute said work to completion, without delay or interruption, except for events beyond the reasonable control of Landlord. In the event the premises for the building of which the premises are a part are damaged or destroyed by an event not covered by the insurance required to be carried by Landlord, Landlord may, at Landlord's option, by written notice to Tenant within thirty days after the date of occurrence of such damage, either
(i) elect to cancel and terminate this Lease as of the date of the occurrence of such damage, or (ii) repair and restore such damage, in which case the provisions of the preceding sentence shall apply. From the date of such damage and until completion of the repair and restoration, rent and other charges payable by Tenant shall be equitably reduced based on the extent to which the damage and the work of repair and restoration interfere with Tenant's ability to operate its business in the premises. In the event the Lease is terminated by Landlord as provided above, rents and other charges shall be equitably prorated to the date of such damage.

         15. DAMAGE BY GOVERNMENTAL ACTION

             a. If there is any taking of or damage to all or any part of the premises or Tenant's leasehold interest therein because of the exercise of the power of eminent domain, whether by condemnation proceedings, inverse condemnation or otherwise, or any transfer of any part of the premises or any interest therein made in avoidance of the exercise of the power of eminent domain, or any substantial deprivation of access to or from the premises, or the rerouting or alteration of the streets adjacent to the premises in such a manner as to render the premises unsuitable to Tenant for the conduct of business thereon (all of the foregoing being hereinafter referred to as "taking") prior to or during the term hereof, the rights and obligations of the parties with respect to such taking shall be as provided in this paragraph 15.

             b. If because of such taking, the premises are no longer suitable to Tenant for the conduct of its business thereon, Tenant may elect either to terminate this Lease or to remain in possession of the premises despite such taking. Tenant shall give written notice to Landlord of its election within 30 days after the date that Tenant receives notice of the taking.

             c. If this Lease is terminated in accordance with the provisions of this paragraph 15, termination under subparagraph a. shall be effective as of the date physical possession of the premises is taken, and termination under subparagraph b. shall be effective as of the date stated in Tenant's notice of termination. The parties shall thereupon be released from all further liability hereunder, except that Landlord shall refund to Tenant prepaid rental or similar sums as may be equitably and properly applied to the portion taken, and Tenant shall pay to Landlord all sums that it may be obligated to pay to Landlord to and including the effective date of termination.

             d. If this Lease is not terminated as provided in this paragraph 15, Landlord shall at its sole expense promptly restore the remainder of the improvements occupied by Tenant so far as practicable to a complete unit of like quality, character and condition as that which existed immediately prior to the taking; and from and after such taking, the rent and other charges payable hereunder shall be equitably reduced based on the extent to which Tenant's ability to operate its business in the premises is impaired. Any taking of Tenant's parking area, however, shall not entitle Tenant to any abatement of rent.

             e. Any award for the taking of all or any part of the premises shall be the property of Landlord provided, however, that Tenant shall be entitled to any award for loss of, or damage to, Tenant's trade fixtures, personal property and good will, and its moving expenses.

         16. RIGHT OF ACCESS

             Provided that Tenant's business is not interfered with, Landlord and its authorized agents and representatives shall be entitled upon reasonable notice to enter the premises during business hours for the purpose of inspecting and repairing the premises and posting such notices provided by law that relieve a landlord from responsibility for the acts of his tenant. In the event of an emergency, Landlord reserves the right to enter the premises at any time and without notice. Landlord shall also have the right during the last 120 days of the term of this Lease to place and maintain in a conspicuous place in front of the premises a "For Lease" sign, with the right to enter and view the premises with prospective tenants during business hours.

         17. QUIET ENJOYMENT

             Landlord shall secure to Tenant during the lease term the quiet and peaceful possession of the premises and all rights and privileges appertaining thereto.

         18. SUBORDINATION

             Tenant agrees upon the request of Landlord to subordinate this Lease and its rights hereunder to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the real property of which the premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance (hereinafter for convenience called "loan") and to execute all additional amendments to this Lease and other documents, including but not limited to, a specific subordination agreement, as may be required by any such lessor, owner, mortgagee or beneficiary to evidence that this Lease is junior and subordinate to such loan, provided that such agreement contains the following provisions: So long as Tenant is not in default under this Lease, the lessor, owner, holder or beneficiary of the loan and its successors and assigns, including a purchaser at foreclosure sale or transfer in lieu of foreclosure, and Tenant and Tenant's successors and assigns, each shall recognize this Lease and each shall be bound by and obligated to perform its terms and provisions, and Tenant's quiet enjoyment and peaceful possession of the premises and rights and privileges appertaining thereto shall not be disturbed, and Tenant will, upon written request, attorn to the purchaser and recognize the purchaser or transferee as the Landlord under this Lease.

         19. WAIVER AND INDEMNITY

             a. Tenant waives all claims against Landlord for loss of or damage to merchandise and property of all kinds in and about the premises and for injury to or death of any person in and about the premises arising from any cause at any time, unless such loss or damage, injury or death is caused or contributed to by the negligence or willful misconduct of Landlord or its agents.

             b. Tenant shall indemnify Landlord against any damage, liability, loss or expense, including reasonable attorneys' fees, resulting from the injury to or death of any person or the loss or damage to any merchandise or property arising out of Tenant's use, operation or occupancy of the premises, unless such damage, liability, loss or expense is caused or contributed to by the negligence or willful misconduct of Landlord or its agents.

         20. ASSIGNMENT AND SUBLETTING

             Tenant shall have the right to assign this Lease or to sublease all or a portion thereof with the consent of the Landlord, which consent shall not be unreasonably withheld. No assignment or subleasing by Tenant shall, in any event, operate to relieve or release Tenant from its obligations hereunder which are direct and primary.

         21. NOTICES

             Whenever under this Lease a provision is made for notice of any kind, such notice shall be in writing and signed by or on behalf of the party giving the notice and sent to the party to whom such notice is to be given at the address appearing below that party's signature or such other address as may be designated by notice given as aforesaid. Notice shall be served by registered or certified mail return receipt requested. Service shall be conclusively deemed made on the date shown on return receipt and if there is none, five business days after the deposit of the notice in the United States mail in Los Angeles, California, postage prepaid, addressed as aforesaid.

         22. DEFAULT BY TENANT

             If the rental reserved by this Lease or other charges to be paid hereunder by Tenant, or any part thereof, are not paid when due and remain unpaid for a period of 10 days after notice thereof in writing to Tenant, or if Tenant fails to perform or to commence to perform with diligence any other covenants or conditions to be performed by it under this Lease within 30 days after receipt of written notice from Landlord specifying the nature of such default, or if tenant abandons or vacates the premises for a period of ten days, or if any petition is filed by or against Tenant under any chapter of the Bankruptcy Act, or any successor statute thereto, or Tenant is adjudicated a bankrupt or insolvent, or a receiver or trustee is appointed to take possession of all or substantially all of the assets of Tenant, or Tenant makes a general assignment for the benefit of creditors, or any other action is taken or suffered by Tenant under any state or federal insolvency or bankruptcy act, and any of the foregoing events continues for more than 30 days, Tenant shall be deemed to be in default.

             In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event the Landlord shall elect to so terminate this Lease then Landlord may recover from
Tenant:

             (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

             (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

             (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

             (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform it's obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, and

             (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

             The term "rent", as used herein, shall be deemed to be and to mean the rental and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

             As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

             In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

             In the event of the vacation or abandonment of the premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, then Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the premises or any part thereof for such terms or terms and conditions as Landlord in its sole discretion may deem advisable with right to make alterations and repairs to the premises.

             In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied; first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations `and repairs not covered by the Rentals received from such reletting.

             No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for such default.

         23. REMEDIES CUMULATIVE

             The various rights, elections and remedies of Landlord and Tenant contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any of the others, or of any right, priority or remedy allowed or provided for by law.

         24. ATTORNEYS' FEES

             In the event either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or the declaration of any rights hereunder, the party in whose favor final judgment shall be entered shall be entitled to have and recover from the other all court costs incurred in connection therewith, including reasonable attorneys' fees.

         25. WAIVER OF DEFAULT

             The waiver by either party of any default in the performance by the other of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenant contained herein.

         26. SALE BY LANDLORD

             In the event of a sale or conveyance by Landlord of the premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale.

         27. SIGNS

             Any signs which Tenant shall erect upon the premises shall be neat and well maintained or caused to be well maintained at all times by Tenant. Anything to the contrary herein notwithstanding, however, Tenant shall not have any right to erect any signs upon the roof of the Premises without Landlord's consent, which consent will not be unreasonably withheld, and in the event of the installation of such sign upon the roof, the same shall be installed in such manner so as not to cause any damage to the roof of the Premises.

         28. SURRENDER OF PREMISES: REMOVAL OF PROPERTY

             The voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof, shall not work a merger, and shall at the option of the Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the premises.

             Upon the expiration of the term of this Lease, or upon any earlier, termination of this Lease, Tenant shall quit and surrender possession of the premises to Landlord in as good order And condition as the name are now or hereafter may he improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall without expense to Landlord, remove or cause to be removed from the premises all debris and rubbish, all furniture, equipment, business, trade fixtures and other property owned by Tenant or installed or placed by Tenant at its expense in the premises whether or not attached to the premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the premises resulting from such removal.

             Whenever Landlord shall re-enter the premises as provided in Paragraph 28 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at a public or private sale, in such manner and at such times and places as Landlord, in it's sole discretion, may deem proper, without notice to or demand upon Tenant for the payment of all or any part of such charges or the removal of such property. Landlord shall apply the proceeds of such sale first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

             If Tenant fails to surrender the premises to Landlord on expiration of the term as required by this Paragraph, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the premises.

         29. CONSENT

             Whenever under this Lease the consent or approval of either party is required, that party agrees not to unreasonably withhold such consent or approval.

         30. HOLDING OVER

             If Tenant remains in possession of the premises with Landlord's consent after the expiration of the lease term or any written extension or renewal of the lease term, such continued possession shall create a tenancy from month to month upon the same terms and conditions contained herein so far as applicable, such occupancy shall be a tenancy from month to month upon all of the provisions of this Lease pertaining to the obligations of Tenant.

         31. ARBITRATION

             Should there be any dispute between the parties as to any of the covenants, terms, conditions and provisions of this Lease, or to the interpretation thereof, including but not limited to allocations and prorations, all such matters save and except any action for ejectment or unlawful detainer shall be referred to arbitration under the rules of the American Arbitration Association sitting at Los Angeles, California, with a board of three Arbitrators chosen in accordance with the rules of the Association and with the expense and fees connected with such arbitration being fixed by the Arbitrators and/or in accordance with such rules. In the event, however, that either party, despite the arbitration clauses hereinabove set forth, institutes suit to enforce any of the terms and provisions of this Lease, and judgment in any of the aforementioned proceedings therein shall include an award of reasonable attorney's fees to the successful party.

         32. SECURITY DEPOSIT

             Tenant has deposited with Landlord the sum of Thirteen Thousand Four Hundred Forty Dollars ($13,440.00). Said sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of, rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of the Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interests hereunder) at the expiration of the Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

         33. INTERPRETATION

             This Lease shall be construed and interpreted in accordance with the laws of the State of California.

             This Lease contains all the agreements of the parties and cannot be amended or modified except by a written agreement.

             All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

             "Party" shall mean Landlord or Tenant; and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

             The unenforceability, invalidity, or illegality of any provisions shall not render the other provisions unenforceable, invalid, or illegal.

             When required by the context of this Lease, the singular shall include the plural.

         34. BINDING EFFECT

             This Lease shall extend to and be binding upon all assigns and successors in interest of the parties.

             IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:                                  TENANT:

EASTCASE COMPANY, a                        OVERHILL FOODS CORP.
    California Limited
    Partnership, by its
    General Partner                        By: /s/ Jay Scher
    Eastor Corporation                         --------------------------
                                                Its   President
    By: /s/ Angelo V. Antoci, Pres.
        ---------------------------
       ANGELO V. ANTOCI
               (President)

3231 East 44th Street                      P.O. Box 6017
Los Angeles, CA 90058                      Inglewood, CA 90301

U. S. GROWERS COLD STORAGE

                                    [DRAWING]






















                                  BOYLE AVENUE

                                    EXHIBIT A